SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2003

OraSure Technologies, Inc.

(Exact name of issuer as specified in charter)

DELAWARE	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

220 East First Street

Bethlehem, Pennsylvania 18015-1360

(Address of principal executive offices)

(610) 882-1820

(Registrant’s telephone number, including area code)

Item 5 – Other Events and Regulation FD Disclosure.

OraSure Technologies, Inc. (the “Company”) issued a press release on September 17, 2003, announcing that it has renewed its existing credit facility with Comerica Bank. In September 2002, Comerica provided OraSure with a $10.9 million credit facility, composed of a $4 million line of credit for working capital, a $3 million term loan, a $3 million credit line for capital equipment purchases and expansion, and a $900,000 commercial mortgage. Pursuant to an amendment executed by the parties, the maturity date of the $4 million working capital facility was extended for one year until September 2004, and the $3 million non-revolving credit facility was replaced with a new $4 million non-revolving facility for the purchase of both capital equipment and software. In addition, certain modifications were made to the Company’s financial covenants under the credit facility. The term loan and commercial mortgage were not affected by the renewal. A copy of a Second Amendment to Loan and Security Agreement, dated as of September 12, 2003, effecting the renewal is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The press release dated September 17, 2003 is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Second Amendment to Loan and Security Agreement, dated as of September 12, 2003, between OraSure Technologies, Inc. and Comerica Bank.

99.2	Press Release dated September 17, 2003, announcing the renewal of the credit facility provided by Comerica Bank to OraSure Technologies, Inc.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: September 17, 2003	By:	/s/ JACK E. JERRETT

Jack E. Jerrett Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

99.1	Second Amendment to Loan and Security Agreement, dated as of September 12, 2003, between OraSure Technologies, Inc. and Comerica Bank.

99.2	Press Release dated September 17, 2003, announcing the renewal of the credit facility provided by Comerica Bank to OraSure Technologies, Inc.